Exhibit 10.3a

              SECOND AMENDMENT TO LEASE AGREEMENT
              -----------------------------------

     THIS  SECOND  AMENDMENT  TO LEASE  AGREEMENT  (this  "Second
Amendment")   is   made   and  entered  effective   as   of   the
8th day  of November, 2002 by and between RESEARCH PARK/GE TENANCY IN
COMMON   (hereinafter  "Lessor")  and  PEI    ELECTRONICS,   INC.
(hereinafter "Lessee").

                     W I T N E S S E T H :
                     ---------------------

     WHEREAS, on or about March 26, 2001, the parties entered into that certain Lease Agreement (the "Lease") whereby Lessee leased from Lessor approximately 192,485 square feet of the property and improvements described on Exhibit A to the Lease and defined in the Lease as the Premises (the "Existing Premises"); and

     WHEREAS, on or about May 10, 2001, the parties entered into that certain First Amendment to Lease Agreement (the "First
Amendment") whereby the parties removed a lease contingency; and

     WHEREAS, the parties desire to amend the Lease again to provide for the construction of an additional 23,000 square foot building (the "Expansion Premises") to be located on the real property on which the Existing Premises is located, and to provide for an extension of the Lease with respect to the Existing Premises, all as more particularly set out herein (the Existing Premises and the Expansion Premises are sometimes collectively referred to herein as the "Premises").

     NOW, THEREFORE, for and in consideration of the sum of ten dollars ($10.00), plus other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1.    Lease  Defined.  Unless otherwise defined herein,  all
capitalized  terms shall have the meaning as  set  forth  in  the
Lease.   As used herein, "Lease" shall mean the Lease as  amended
by the First Amendment and this Second Amendment.

     2.   Construction of Expansion Premises.

          (a) Lessor agrees to construct the Expansion Premises on that part of the property more particularly described on Exhibit A attached hereto and incorporated herein by reference, such Expansion Premises to be constructed by Lessor at Lessor's expense and in accordance with the plans and specifications. The Expansion Premises shall be constructed based on the development budget attached hereto as Exhibit B.

          (b) Lessor agrees to deliver the Expansion Premises upon Substantial Completion (defined herein) thereof, and shall use commercially reasonable efforts to so deliver the Expansion Premises by April 30, 2003 (the "Outside Delivery Date"); provided, however, that the Plans and the budgeted amount for the Expansion Premises are agreed to by the parties in writing on or before the Approval Date, and the Outside Delivery Date shall automatically be extended for each day beyond the Approval Date it takes until the parties have agreed on the Plans and the budgeted amount for the Expansion Premises. In addition, the Outside Delivery Date shall be extended by an amount of time equal to any delays caused by Lessee or its agents, contractors, architects, or authorized representatives or by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental laws, codes, rules or regulations, riots, insurrection, adverse weather conditions, fire or other casualty, war, acts of terrorism, or other reasons beyond Lessor's reasonable control . As used herein, the term "Substantial Completion" shall mean, with respect to the Expansion Premises, the issuance of a certificate of occupancy by the appropriate governmental authority and the completion of all construction work to be performed by Lessor except minor punchlist items. As used herein the term "Delivery Date" shall mean the date that Lessor delivers the Expansion Premises upon "Substantial Completion."

     3. Lease Term. The term of this Lease with respect to both the Expansion Premises and the Existing Premises shall be for a period of ten (10) years from and after the Delivery Date, such that the Lease term with respect to the entire Premises shall be coterminous, and the term of the Lease with respect to the Existing Premises is hereby amended accordingly.

     4. Rental Rate. The rent due per paragraph 6A of the Lease shall be as set forth on Attachment 1.

            If  the  Delivery Date falls on a day other than  the
first day of the month, the rent on Attachment 1 shall be prorated on a daily basis for such month assuming thirty (30) days in the month. The term "Lease Year" regarding the Expansion Premises shall mean each twelve (12) month period commencing on the Delivery Date provided that if the Delivery Date falls on a day other than the first day of the month, the first Lease Year for the Expansion Premises shall include the remaining days in the month in which the Delivery Date occurs and the twelve (12) month period commencing on the first day of the next month following the month to which the Delivery Date occurs and thereafter each Lease Year for the Expansion Premises shall mean each twelve (12) month period commencing on the first day of the calendar month in each year which is the same as the first day of the calendar month after the Delivery Date. For example, if the Delivery Date is April 1, 2003 each Lease Year will be from April 1 of each year through March 31 of the following year, and if the Delivery Date is April 15, 2003 the first Lease Year for the Expansion Premise will be from April 15, 2003 through April 30, 2004 and thereafter each Lease Year shall be from May 1 of the particular calendar year to April 30 of the following calendar year.. On and after the Delivery Date, the Lease Year of the Existing Premises shall be modified to coincide with the Lease Year for the Expansion Premises.

     5. Cancellation Option. Provided that no event of default has occurred under the Lease or is existing either at the time Lessee exercises the following Termination Option or, if Tenant has exercised the Termination Option, on the "Termination Date" (as hereafter defined), Lessee is hereby granted the option (the "Termination Option") to cancel this Lease with respect to both the Existing Premises and the Expansion Premises by providing written notice of Lessee's intention to cancel (the "Termination Notice") on or before the end of the sixth (6th) Lease Year for the Expansion Premises (the "Notification Date") whereupon the Lease shall terminate effective as of the last day of the seventh
(7th) Lease Year for the Expansion Premises (the "Termination Date"). In the event the Termination Notice is not received by Lessor on or before the Notification Date or if an event of default has occurred under the Lease or is existing either at the time Lessee exercises the Termination Option or on the Termination Date, the Termination Option shall automatically and without notice expire.

     6. Option to Renew. Lessee shall have the option to renew (the "Renewal Option") this Lease with respect to the entire Premises for an additional period of sixty (60) months from and after the end of the Lease Term (the "Option Period"), by providing written notice to Lessor on or before the date 180 days prior to the expiration of the Lease term of Lessee's intention to extend this Lease. The base rent for the first year of the Option Period shall be 102% times the base rent applicable at the end of the initial Lease Term as set forth on Attachment 1, and the base rent shall be increased by two percent (2.0%) at the commencement of each Lease Year thereafter throughout the remainder of the Option Period. If the Renewal Option is exercised, all other terms and conditions of the Lease, except for this paragraph 6, shall apply with respect to the entire Premises during the Option Period.

     7. Full Force and Effect. Except as modified hereby, the Lease remains in full force and effect, the parties hereby ratifying, reaffirming and republishing the Lease, as amended hereby. All terms and conditions of the Lease, as amended hereby, shall apply with respect to the Expansion Premises. This Second Amendment shall be governed and construed in accordance with the laws of the State of Alabama and shall be binding upon, and shall inure to the benefit of, Lessee and Lessor and their respective successors and assigns.

     8. Authority. The person(s) executing this Second Amendment on behalf of Lessee hereby represents and warrants in their individual capacity that they are fully authorized to do so and that this Second Amendment, as executed by them on behalf of Lessee, constitutes the legal, valid and binding obligation of Lessee enforceable in accordance with its terms.

     9. Estoppel Certificate. Upon written request of Lessor, within ten (10) days of the date of receipt of such written request, Lessee agrees to execute and deliver to Lessor and/or such other party as may be designated by Lessor, without charge, an estoppel certificate confirming (except to the extent otherwise set forth in the estoppel certificate) (i) that the
Lease is in full force and effect and has not been assigned, modified, supplemented, or amended, (ii) the commencement date and expiration date of the Lease; (iii) the current annual and/or monthly base rent due under the Lease and the date through which such rent has been paid; (iv) that all conditions of the Lease to be performed by Lessor have been satisfied; (v) that there are no defaults by either Lessor or Lessee under the Lease; (vi) that no rents have been paid more than one (1) month in advance; (vii) that Lessee has no existing defenses or off-sets against Lessor;
(viii) that Lessee has not assigned its interest under the Lease, in whole or in part, nor has Lessee subleased all or any part of the Premises; (ix) that Lessee is not subject to any federal or state bankruptcy, insolvency or other creditors' rights proceedings; (x) that Lessee has no options to purchase the Premises or the land on which Premises is located, or any part thereof or interest therein; and (xi) that Lessee has no options to extend the term of the Lease except as provided in the Lease.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals effective as of the 8 day of November, 2002.

                              LESSEE:

ATTEST:                       PEI ELECTRONICS, INC.


By:  /s/ Keith Martin          By: /s/ John A. Hudgens
     -----------------             -------------------
Its:                          Its: Contracts Manager
     -----------------             -------------------

LESSOR:

WITNESS:                      RESEARCH PARK - GE TENANCY IN COMMON


/s/ Keith Martin              By: /s/ Tyrone Samples
----------------                  --------------------
                                  Tyrone Samples, its authorized owner



STATE OF ALABAMA    )

COUNTY OF MADISON   )


     I, the undersigned Notary Public in and for said County in said State, hereby certify that TYRONE SAMPLES, whose name as one of the owners of RESEARCH PARK/GE TENANCY IN COMMON is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such owner and with full authority, executed the same voluntarily.

     Given under my hand this the 8th day of November, 2002.



                              /s/ Bonita D. Smith
                              -------------------
                              Notary Public
[NOTARIAL SEAL]               My commission expires: Dec. 30, 2002






STATE OF Alabama   )

COUNTY OF Madison  )


     I, the undersigned Notary Public in and for said County in said State, hereby certify that John A. Hudgens, whose name as Contracts Manager of PEI ELECTRONICS, INC., a corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand this the 8th day of November, 2002.


                              /s/ Bonita D. Smith
                              -------------------
                              Notary Public
[NOTARIAL SEAL]               My commission expires: Dec. 30, 2002





                          EXHIBIT B

			PEI EXPANSION
		     CONSTRUCTION BUDGET

                                                       23,000 SF
                                                        PRESENT
                                                     -----------

SITE/LANDSCAPE					     $   178,000

PROJECT LIGHTS						  12,000

SHELL                                                    623,300

MEZZANINE                                                156,000

INTERIOR                                                 270,447

AUXILLARY SYSTEMS                                         26,000

ENGINEERING/FEE/PERMITS                                   46,000
                                                     -----------

                                                     $ 1,311,747

                          ATTACHMENT 1

                PEI ELECTRONICS - RENTAL SCHEDULE
               THE EXISTING PREMISES (192,485 sf)

LEASE YEAR*    SQ. FT.   RATE PER     MONTHLY          ANNUAL
                          SQ. FT.     PAYMENT         PAYMENT


    * <STRIKE>192,485   $   7.61   $ 122,067.57    $1,464,810.85</STRIKE> JH TS
    1         192,485   $   7.73   $ 123,992.42    $1,487,909.05
    2         192,485   $   7.84   $ 125,756.87    $1,509,082.40
    3         192,485   $   7.96   $ 127,681.72    $1,532,180.60
    4         192,485   $   8.08   $ 129,606.57    $1,555,278.80
    5         192,485   $   8.20   $ 131,531.42    $1,578,377.00
    6         192,485   $   8.32   $ 133,456.27    $1,601,475.20
    7         192,485   $   8.45   $ 135,541.52    $1,626,498.25
    8         192,485   $   8.58   $ 137,626.78    $1,651,521.30
    9         192,485   $   8.70   $ 139,551.63    $1,674,619.50
    10        192,485   $   8.83   $ 141,636.88    $1,699,642.55


                PEI ELECTRONICS - RENTAL SCHEDULE
               THE EXPANSION PREMISES (23,000 sf)


LEASE YEAR*    SQ. FT.   RATE PER     MONTHLY          ANNUAL
                          SQ. FT.     PAYMENT         PAYMENT

    1         23,000    $   6.65   $  12,745.83    $152,950.00
    2         23,000    $   6.75   $  12,937.50    $155,250.00
    3         23,000    $   6.85   $  13,129.17    $157,550.00
    4         23,000    $   6.95   $  13,320.83    $159,850.00
    5         23,000    $   7.05   $  13,512.50    $162,150.00
    6         23,000    $   7.15   $  13,704.17    $164,450.00
    7         23,000    $   7.25   $  13,895.83    $166,750.00
    8         23,000    $   7.35   $  14,087.50    $169,050.00
    9         23,000    $   7.45   $  14,379.17    $171,350.00
    10        23,000    $   7.55   $  14,470.83    $173,650.00

      * Until Lease Year 1 of the Expansion Premises annual base rent for the Existing Premises shall be $1,465,292.06 ($7.61 per square foot) payable $122,107.67 monthly. When the first Lease Year of the Expansion Premises commences the Lease Year of the Existing Premises shall be modified to coincide with the Lease Year of the Expansion Premises as provided in paragraph 4 of this Second Amendment whereupon base rent for the Existing Period shall be as provided above. Lease Year 1 through 10 above as it relates to the Existing Premises means Lease Years 1 through 10 after the Lease Year for the Existing Premises has been modified to coincide with the Lease Year for the Expansion Premises.


                         LEASE GUARANTY
                         --------------

     THIS LEASE GUARANTY (this "Guaranty") is made and entered this 8 day of November, 2002, by INTEGRATED DEFENSE
TECHNOLOGIES, INC., a Delaware corporation ("Guarantor"), in favor and for the benefit of RESEARCH PARK/GE TENANCY IN COMMON
("Landlord").

                            WITNESS:
                            --------

     WHEREAS, PEI ELECTRONICS, INC. ("Tenant"), entered into a Lease Agreement with Landlord dated March 26, 2001 (the "Original Lease"), whereby Tenant leased from Landlord approximately 192,485 square feet of space in the building located at 110 Wynn Drive Huntsville, Madison County, Alabama (the "Leased Premises"); and

     WHEREAS,  the  Original Lease was amended pursuant  to  that certain  First Amendment to Lease Agreement dated  May  10,  2001
(the "First Amendment"); and

     WHEREAS, Landlord and Tenant are, contemporaneously with the execution of this Guaranty, executing that certain Second
Amendment to Lease Agreement (the "Second Amendment"; the Original Lease, as amended by the First Amendment and the Second Amendment is hereinafter referred to as the "Lease"), whereby the Landlord has agreed to construct an additional 23,000 square foot building to be leased by Tenant (the "New Building"); and

     WHEREAS, Guarantor is the parent company of Tenant and as such has a financial interest in Tenant and therefore expects the Second Amendment to be of direct interest and benefit to Guarantor; and

     WHEREAS, Guarantor acknowledges that Landlord would not enter into the Second Amendment without this Guarantor from Guarantor; and

     WHEREAS, in order to induce the Landlord to execute the Second Amendment and to construct the New Building, Guarantor has agreed to execute this Guaranty in order to guarantee to Landlord the payment and performance of the Tenant's obligations under the Lease.

     NOW, THEREFORE, for and in consideration of ten dollars ($10.00), the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1. Guarantor hereby irrevocably and unconditionally guarantees to Landlord the due fulfillment by Tenant of all of Tenant's financial and other obligations under the Lease, which obligations shall include rent and additional rent or other sums due Landlord by reason of its performance of unperformed Tenant obligations under the Lease. Guarantor is guaranteeing to Landlord, among Tenant's other obligations under the Lease, the flow of income to Landlord set forth in the Lease (including, without limitation, any accelerated payments), and Guarantor's obligations hereunder shall continue and be enforceable notwithstanding any termination of the Lease or other relief granted to Tenant in any proceeding, whether voluntary or involuntary, brought by or against Tenant for adjudication or relief under any bankruptcy, reorganization, arrangement, composition, extension or insolvency law, or by any other for relief issued in accordance therewith.

2. A copy of any notice to Tenant concerning a default by Tenant under the terms of the Lease (a "Default Notice") also shall be sent to Guarantor. Landlord's failure to provide a copy of a Default Notice to Guarantor shall not void or impair the Guarantor's obligations hereunder; provided, however, that
Guarantor shall not be required to make payment under this Guaranty or perform any obligation of Tenant under the Lease for any particular claim until it shall have been provided with a copy of the Default Notice relating to such claim. Upon receipt of a Default Notice, Guarantor shall be provided an additional fifteen (15) days after receipt of the Default Notice to cure such default.

3. Guarantor hereby consents and submit irrevocably to the jurisdiction of the state and federal courts located in the State of Alabama with respect to the provisions of this Guaranty. The Guarantor hereby irrevocable designates and appoints Tenant as its attorney-in-fact or agent to accept service of process for any action or proceeding brought hereunder and agrees that any such service of process upon such agent shall be valid service upon Guarantor. To the extent permitted by law, final judgment (a certified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of Guarantor to Landlord, or its successors or assigns) against Guarantor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on an unsatisfied judgment.

4. The obligations of Guarantor under the Guaranty shall not be released or limited in any manner because of (i) Landlord's failure to exercise, or delay in the exercise of, any right granted hereunder or under the Lease, (ii) any modification, extension, waiver or amendment of any provision of the Lease made in writing or by conduct, custom or course of dealing between Landlord and Tenant. The obligations of the Guarantor hereunder are independent of the obligations of Tenant, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Tenant or whether Tenant is joined in any such action or actions.

5. Subject to the second sentence of Paragraph 1 hereof, this Guaranty shall remain in full force and effect until all of the Tenant's obligations under the Lease have been paid in full and such payments have become final and are not subject to being voided or refunded under the Bankruptcy Code or other applicable law.

6. Landlord shall be entitled to assign this Guaranty and all of its rights, privileges, interests and remedies hereunder to any other person, firm, entity, bank or corporation whatsoever (including, without limitation, to the holder of any mortgage or other security instrument covering the Leased Premises) without notice to or consent by Guarantor, and such assignee shall be entitled to the benefits of this Guaranty and to exercise all such rights, interests and remedies as fully as Landlord. This Guaranty shall inure to the benefit of Landlord, it successors and assigns, and shall bind Guarantor, jointly and severally, together with its heirs, legal representatives, successors and assigns. The liability of the person(s) or entities signing this Guaranty and the heirs, legal representatives, successors and assigns shall not be subject to claim of off-set, counterclaim or defense of the Tenant.


7. Guarantor warrants and represents that: (i) it is a corporation duly organized, registered, in good standing, and validly existing under the laws of the State of Delaware, and has full power, authority and legal right to execute, deliver and perform this Guaranty; (ii) this Guaranty has been duly authorized, executed and delivered by the Guarantor; and (iii) this guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms. Guarantor also warrants and represents to Landlord the Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant's financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease. So long as any of the Guarantor's obligations hereunder remain unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant's financial condition and the performance of said obligations.

8.    All  obligations of Guarantor shall be satisfied  in  United
      States dollars.

9. Guarantor waives any right to require Landlord to (a) proceed against Tenant; (b) proceed against or exhaust any security for any obligation under the Lease; or (c) pursue any other remedy in Landlord's power whatsoever. Guarantor waives any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant. Until all of the obligations of the Tenant under the Lease shall have been paid in full, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Landlord now has or may hereafter have against Tenant, and waives any benefit of, and any right to participate in any security now or hereafter held by Landlord. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty. The Guarantor does hereby waive any rights to exemption under the Constitution of the State of Alabama or any other state as to any indebtedness or obligation created hereunder.

10. Guarantor: (i) agrees to indemnify and save Landlord harmless of and from all cost, liability, damage and expense (including attorney's fees and costs), which may arise by reason of Tenant's default under the Lease or Tenant's insolvency, Guarantor's default hereunder, or the collection or enforcement of this Guaranty; (ii) acknowledges that this Guaranty is a guarantee of payment and not of collection in respect to any obligations which may accrue to Landlord from Tenant under the provisions of the Lease; and (iii) covenants to and agrees with Landlord that the validity hereunder shall in no way be terminated, affected or otherwise impaired by reason of any assignment or transfer of Tenant's interest in the Lease.

11. To the extent the Tenant has the right to self-insure under the Lease and the Tenant elects to do so, Guarantor hereby irrevocably and unconditionally guarantees the performance by Tenant of those insurance provisions in the Lease which permit Tenant the right to self-insure all or any part of the risks permitted to be self-insured by Tenant under Lease.

12.   Notwithstanding anything to the contrary contained  herein,
Guarantor's   liability  hereunder   for   Tenant's   base   rent
obligation  shall be limited to not more than Seven Million  Five
Hundred Thousand and No/100 Dollars ($7,500,000.00).

13.   All  notices, consents, approvals and other  communications that may be or are required to be given by either party under this Guaranty shall be properly given only if made in writing and sent by (a) hand delivery, or (b) certified mail, return receipt requested, or (c) nationally recognized overnight delivery service (such as Federal Express, UPS Next Day Air, Purolator Courier or Airborne Express), designated for next business day delivery, or (d) by telecopying to the telecopy number listed below (provided that a copy of such notice is also delivered within 24 hours to the recipient by one of the other methods listed herein), with all postage and delivery charges paid by the sender and addressed to the recipient, as follows, or at such other address (or telecopy number) as each may subsequently designate in writing. Such notices delivered by hand, by telecopy (subject to the provisions hereof), or overnight delivery service shall be deemed received upon the earlier of actual receipt or the next general business day. Such notices sent by certified mail shall be deemed received five (5) days after the date of mailing. Said notice addresses are as follows:

     If to Landlord:   Research Park/GE Tenancy In Common
                         305 Church Street, Suite 720
                         Huntsville, Alabama 35801
                         Attention:  Mr. Tyrone Samples
                         Voice: (256) 533-0003
                         Fax:   (256) 532-1257
                         with a copy to:

                         Balch & Bingham LLP
                         Attention: Daniel M. Wilson
                         655 Gallatin Street
                         Huntsville, Alabama 35801
                         Voice: (256) 551-0171
                         Fax:   (256) 512-0119


     If to Guarantor:    Integrated Defense Technologies, Inc.

                         -------------------------------------
                         -------------------------------------
                         -------------------------------------
                         Attention:
                         Voice: (   )
                         Fax:   (   )

14. Guarantor acknowledges that any cause of action arising under this Guaranty will be a cause of action arising from an Alabama transaction and that they are guaranteeing payment and performance of an obligation owing to an entity which is organized under Alabama law and/or conducts business from its offices in the State of Alabama, that it is foreseeable that this Guaranty and the performance hereof have and will have significant effects in the State of Alabama, and that Guarantor's execution of this Guaranty will subject Guarantor to the jurisdiction of the State of Alabama. Notwithstanding the foregoing, nothing contained in this Guaranty shall prevent Landlord from bringing any action or exercising any rights against Tenant or the Guarantor, any security for the obligations of the Tenant under the Lease, or Tenant's or Guarantor's properties in any other county, state or jurisdiction. Initiating any such action or proceeding or taking any such action in any other state or jurisdiction shall in no event constitute a waiver by Landlord of any of the foregoing. Guarantor hereby waives the right of trail by jury in the event of any litigation between Landlord and Guarantor in respect to any matter arising out of this Guaranty.

15. Until each and every one of the covenants and agreements of this Guaranty are fully performed, Guarantor's obligations shall not be released, in whole or in part, by any action or thing which might, but for this provision of this instrument, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, extension, modification, forbearance, or delay or other act or omission of Landlord or Landlord's failure to proceed promptly or otherwise, or by reason of any act taken or omitted by Landlord, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of Guarantor or by reason of any further dealings
between   Tenant,  Landlord  or  any  other  guarantor.   Without
limiting   the  foregoing,  to  the  full  extent  permitted   by
applicable law, Guarantor waives the benefit of any statute of limitations or other defenses affecting its liability hereunder or the enforcement thereof. Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers or any of them; it being the purpose and intent of the parties hereto that the covenants, agreements and all obligations hereunder are absolute, unconditional and irrevocable.

16. This Guaranty shall be construed and enforced in accordance with the laws of the State of Alabama. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

17. Landlord may, from time to time, without notice to Guarantor and without affecting, diminishing or releasing the liability of Guarantor (a) retain or obtain a security interest in any property to secure any of Tenant's obligations guaranteed under this Guaranty or any obligation hereunder, (b) retain or obtain the primary or secondary liability of any party or parties, in addition to Guarantor, with respect to any of said Tenant obligations, (c) make changes to the terms, extend or renew for any period (whether or not longer than the original period), exchange or otherwise alter any of the Tenant's obligations under the Lease, (d) release the whole or any part of the Tenant's obligations under the Lease or compromise any liability of any
parties   primarily  or  secondarily  liable  for   said   Tenant
obligations, (e) release its security interest, if any, in all or any property securing any of the Tenant's obligations under the Lease or any obligations hereunder and permit any substitution or exchange for any such property, (f) resort to the Guarantor for payment of any of the Tenant's obligations, or any portion thereof, whether or not Landlord shall resorted to any property securing any of the Tenant's obligations under the Lease or any obligation hereunder or shall have proceeded against any party primarily or secondary liable on any of said Tenant obligations (any right to require Landlord to take action against any party primarily or secondary liable under the Lease as may be required by law is hereby expressly waived), and (g) alter, extend, change, modify, release or cancel any covenant, agreement or
provision  contained  in  the  Lease.   Any  amount  received  by
Landlord from whatever source and applied by Landlord toward the payment of the Tenant's obligations under the Lease shall be applied in such order of application as Landlord from time to time elect.

18. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision or any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant's obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor's obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect thereof, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor's right to receive any payment from any trustee in bankruptcy, receiver, debtor-in-possession, assign for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise. If all or any portion of the Tenant's obligations under the Lease are paid or performed by Tenant, the obligations of Guarantor hereunder with respect thereto shall continue and remain in full force and effect in the event that all or any portion of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise.

19. Upon written request of Landlord, within ten (10) days of the date of receipt of such written request, Guarantor agrees to execute and deliver to Landlord and/or such other party as may be designated by Landlord, without charge, an estoppel certificate confirming (except to the extent otherwise set forth in the estoppel certificate) (i) that this Guaranty is in full force and effect and has not been assigned, modified, supplemented, or amended, (ii) that Lessee has no existing defenses or off-sets against Landlord; and (iii) that Lessee is not subject to any federal or state bankruptcy, insolvency or other creditors' rights proceedings.

20. In the event of any dispute or litigation with regard to a default by Tenant under the Lease or default by Guarantor under this Guaranty, or with regard to the enforcement or validity of the Lease or this Guaranty, Guarantor shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment, including, without limitation any costs and expenses (including attorneys' fees) incurred in connection with the enforcement or collection of any judgment against Tenant and/or Guarantor.

21. No remedy conferred in this Guaranty upon or reserved to Landlord is intended to be exclusive of any other available remedy given under this Guaranty or hereafter existing at law or in equity. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but instead shall be established solely by an instrument in writing duly executed by Landlord and Guarantor.


     IN WITNESS WHEREOF, this Guaranty was executed by Guarantor under seal this 8th day of November, 2002.

                                   GUARANTOR:

                                   INTEGRATED DEFENSE
                                   TECHNOLOGIES, INC.
ATTEST:

By: /s/ Bonita D. Smith            By: /s/ William E. Collins
    ---------------------------        ----------------------
Name: Bonita D. Smith              Name: William E. Collins
      -------------------------          --------------------
Title: Notary, State of Alabama    Title: V.P.
       ------------------------           -------------------


STATE OF Alabama

COUNTY OF Madison


     I, Bonita D. Smith, a notary public in and for said county in said state, hereby certify that William E. Collins, whose name as VP of INTEGRATED DEFENSE TECHNOLOGIES, INC., a Delware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day, that, being informed of the contents of such instrument, as such officer and with full authority, [s]he executed the same voluntarily on the day the same bears date for and as the act of said corporation.

     Given  under  my hand and official seal this 8th day of November, 2002.


                                   /s/ Bonita D. Smith
                                   -------------------
                                   Notary Public
[Notarial Seal]                    My Commission Expires: Dec. 30, 2002